Exhibit B
JOINT FILING AGREEMENT
     The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D/A and amendments thereto, in accordance with the provisions of Rule 13d-1(d) of the Securities Exchange Act of 1934, as amended.
Date: May 30, 2007

COPANO MANAGEMENT PARTNERS, L.L.C.
By:	/s/ John R. Eckel, Jr.
	Name:	John R. Eckel, Jr.
	Title:	President

COPANO PARTNERS, L.P.
By:	Copano Mangement Partners, L.L.C.
as General Partner

By:	/s/ John R. Eckel, Jr.
	Name:	John R. Eckel, Jr.
	Title:	President

By:	/s/ John R. Eckel, Jr.
John R. Eckel, Jr.

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